U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                        AMERICAN COMMERCE SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                         3559                  05-0460102
 (State or jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization) Classification Code Number)   Identification No.)

            1400 Chamber Drive, Bartow, Florida 33830; (863) 533-0326
  (Address and telephone number of Registrant's principal executive offices and principal place of business)

             AMENDED EMPLOYEE STOCK INCENTIVE PLAN FOR THE YEAR 2004
 AMENDED NON-EMPLOYEE DIRECTORS AND CONSULTANTS RETAINER STOCK PLAN FOR THE YEAR
                                      2004
                            (Full title of the Plans)

           Daniel L. Hefner, 1400 Chamber Drive, Bartow, Florida 33830
                     (Name and address of agent for service)

                                 (863) 533-0326
          (Telephone number, including area code, of agent for service)

                                EXPLANATORY NOTE

                                 AMENDMENT NO. 1
                                       TO
                        AMERICAN COMMERCE SOLUTIONS, INC.
                 EMPLOYEE STOCK INCENTIVE PLAN FOR THE YEAR 2004
           NON-EMPLOYEE DIRECTORS AND CONSULTANTS RETAINER STOCK PLAN
                                FOR THE YEAR 2004

     On  August  10,  2004, we filed with the Securities and Exchange Commission
(SEC) a Registration Statement No. 333-118094 on Form S-8, pertaining to our Employee Stock Incentive Plan for the Year 2004 and our Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2004. This Post-Effective Amendment No. 1 to our Form S-8 No. 333-118094 is being filed pursuant to Instruction E to Form S-8 to:

- Report that the Compensation Committee of the Company's Board, acting in its discretion, and pursuant to Paragraph 11 of the Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2004, has increased the number of shares available for issuance under the Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2004 by 7,000,000 shares, while correspondingly decreasing the number of shares available for issuance under the Employee Stock Incentive Plan for the Year 2004 by 7,000,000 shares. The number of shares available for issuance under the Company's Amended Employee Stock Incentive Plan for the Year 2004 is 13,000,000, and the number of shares available for issuance under the Company's Amended Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2004 is 27,000,000.

     Except as described above, and the current date of December 30, 2004, no other changes have been made to our Form S-8 Registration Statement No. 333-118094. For Items not modified herein, reference should be made to our Registration Statement No. 333-118094 on Form S-8 as filed with the SEC on August 10, 2004. The filing of this Post-Effective Amendment No. 1 is not an admission that our Registration Statement No. 333-118094 on Form S-8, when filed, knowingly included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bartow, Florida on December 30, 2004.

                                            AMERICAN COMMERCE SOLUTIONS, INC.



                                            By /s/Daniel L. Hefner
                                               -------------------
                                               Daniel L. Hefner, President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                         Title                       Date
       ---------                         -----                       ----


 /s/ Daniel L. Hefner    President, Chief Executive Officer    December 30, 2004
---------------------                 and Director
    Daniel L. Hefner

 /s/ Robert E. Maxwell   Chairman of the Board of Directors    December 30, 2004
----------------------
    Robert E. Maxwell

 /s/ Frank D. Puissegur  Chief Financial Officer and Director  December 30, 2004
-----------------------
    Frank D. Puissegur

                                  EXHIBIT INDEX


EXHIBIT NO.              DESCRIPTION
-----------              -----------
   5             Opinion Re: Legality
   23.1          Consent of Counsel